INVESTOR PRESENTATION FEBRUARY 2018 FRIENDLY VILLAGE OF SIMI – SIMI VALLEY, CA

2 This presentation has been prepared for informational purposes only from information supplied by Sun Communities, Inc. (the ―Company‖, ―Sun‖) and from third- party sources indicated herein. Such third-party information has not been independently verified. The Company makes no representation or warranty, expressed or implied, as to the accuracy or completeness of such information. This presentation contains various ―forward-looking statements‖ within the meaning of the United States Securities Act of 1933, as amended, and the United States Securities Exchange Act of 1934, as amended, and we intend that such forward-looking statements will be subject to the safe harbors created thereby. For this purpose, any statements contained in this presentation that relate to expectations, beliefs, projections, future plans and strategies, trends or prospective events or developments and similar expressions concerning matters that are not historical facts are deemed to be forward-looking statements. Words such as ―forecasts,‖ ―intends,‖ ―intend,‖ ―intended,‖ ―goal,‖ ―estimate,‖ ―estimates,‖ ―expects,‖ ―expect,‖ ―expected,‖ ―project,‖ ―projected,‖ ―projections,‖ ―plans,‖ ―predicts,‖ ―potential,‖ ―seeks,‖ ―anticipates,‖ ―anticipated,‖ ―should,‖ ―could,‖ ―may,‖ ―will,‖ ―designed to,‖ ―foreseeable future,‖ ―believe,‖ ―believes,‖ ―scheduled,‖ ―guidance‖ and similar expressions are intended to identify forward-looking statements, although not all forward looking statements contain these words. These forward-looking statements reflect our current views with respect to future events and financial performance, but involve known and unknown risks and uncertainties, both general and specific to the matters discussed in this presentation. These risks and uncertainties may cause our actual results to be materially different from any future results expressed or implied by such forward-looking statements. In addition to the risks disclosed under ―Risk Factors‖ contained in our Annual Report on Form 10-K for the year ended December 31, 2017, and our other filings with the Securities and Exchange Commission from time to time, such risks and uncertainties include but are not limited to:  changes in general economic conditions, the real estate industry and the markets in which we operate;  difficulties in our ability to evaluate, finance, complete and integrate acquisitions, developments and expansions successfully;  our liquidity and refinancing demands;  our ability to obtain or refinance maturing debt;  our ability to maintain compliance with covenants contained in our debt facilities;  availability of capital;  changes in foreign currency exchange rates, specifically between the U.S. dollar and Canadian dollar;  our ability to maintain rental rates and occupancy levels;  our failure to maintain effective internal control over financial reporting and disclosure controls and procedures;  increases in interest rates and operating costs, including insurance premiums and real property taxes;  risks related to natural disasters such as hurricanes, earthquakes, floods and wildfires;  general volatility of the capital markets and the market price of shares of our capital stock;  our failure to maintain our status as a REIT;  changes in real estate and zoning laws and regulations;  legislative or regulatory changes, including changes to laws governing the taxation of REITs;  litigation, judgments or settlements;  competitive market forces;  the ability of manufactured home buyers to obtain financing; and  the level of repossessions by manufactured home lenders. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made. We undertake no obligation to publicly update or revise any forward-looking statements included in this presentation, whether as a result of new information, future events, changes in our expectations or otherwise, except as required by law. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. All written and oral forward-looking statements attributable to us or persons acting on our behalf are qualified in their entirety by these cautionary statements. FORWARD-LOOKING STATEMENTS

SUN COMMUNITIES, INC. (NYSE: SUI) OVERVIEW 3 WINE COUNTRY – PASO ROBLES, CA Wine Country RV Resort – Paso Robles, CA Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 as well as Press Releases after December 31, 2017 for additional information. 350 communities consisting of ~122,000 sites across 29 states and Ontario, Canada Current Portfolio as of December 31, 2017 31 MH and RV Communities 89 RV Communities 230 MH Communities Trailing Twelve Months Rental Revenue as of December 31, 2017 88% Annual Revenues 473 4,882 226 6,498 324 475 548 413 2,150 3,420 26,137 976 2,481 1,757 1,277 2,904 4,882 7,974 1,595 680 149 2,917 916 1,156 718 672 237 588 1,139 43,328 66% All-age communities 34% Age-restricted communities 69% 18% 12% 25% 66% 9% RV – Annual 18% RV – Transient 12 Headquarters Manufactured Housing 70%

2017 Operating and Financial Highlights

4Q 2017 Highlights

	Quarter Ended December 31,		
	2017	2016	% Change
Total Portfolio Revenue	$242.0mm	$218.6mm	10.7%
Total Portfolio NOI	$134.7mm	$119.8mm	12.4%
Same Community Revenue	$129.6mm	$121.8mm	6.4%
Same Community NOI	$94.0mm	$87.9mm	7.0%
EPS[1]	$0.09	$(0.02)	550.0%
Core FFO / Share[1,2]	$0.98	$0.91	7.7%



Wine Country – Paso Robles, CA

Full Year 2017 Highlights

	Year Ended December 31,		
	2017	2016	% Change
Total Portfolio Revenue	$982.6mm	$833.8mm	17.9%
Total Portfolio NOI	$550.9mm	$466.9mm	18.0%
Same Community Revenue	$533.9mm	$503.8mm	6.0%
Same Community NOI	$382.2mm	$357.6mm	6.9%
EPS[1]	$0.85	$0.26	226.9%
Core FFO / Share[1,2]	$4.17	$3.79	10.0%
Base Rent / Site[3]	$510	$492	3.6%
MH & RV Blended Occupancy	97.3%	95.4%	1.9%

2017 Acquisitions:

- ~$150mm in 9 operating assets, adding ~2,700 sites, and 1 land parcel
  - 5 assets in California, 2 assets in Florida and 2 assets in the Midwest
  - Land parcel being developed into 840-site RV resort in Myrtle Beach, SC

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information. Refer to information regarding non-GAAP financial measures in the attached App

1 Company information. Diluted.
2 Based on fully diluted shares of 83.262 million and 76.454 million for 4Q 2017 and 4Q 2016, respectively; and fully diluted shares of 80.996 million and 70.165 million for years ended 2017 and 2016, respectively.
3 Company information. Total same community portfolio.

SUN
Sun Communities, Inc.
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2018 OPERATING AND FINANCIAL GUIDANCE 5 Other Considerations • New Home Sales Volume: 500 – 560 • Pre-owned Home Sales Volume: 2,650 – 2,900 • Increase in Revenue Producing Sites: 2,700 – 2,900 Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 as well as Press Releases after December 31, 2017 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Same Community Portfolio Number of Communities: 336 • Income from Real Property: 5.9% - 6.1% • Total Property Operating Expenses: 3.2% - 3.4% —Real Estate Taxes: 4.8% - 5.2% —Property Operating & Maintenance: 2.7% - 2.9% • NOI: 7.0% - 7.5% • Weighted Average Monthly Rent Increase: 3.8% • Same Community NOI Seasonality: Total Company • Full-Year 2018 Net Income/diluted share: $1.26 - $1.42 • Full-Year 2018 Core FFO/share: $4.48 - $4.58 • Core FFO Seasonality: 1Q18 2Q18 3Q18 4Q18 24.9% 23.1% 27.9% 24.1% Castaways RV Resort & Campground – Berlin, MD 1Q18 2Q18 3Q18 4Q18 25.5% 23.7% 26.1% 24.7%

POWERING SUN'S GROWTH ENGINE

- Sun is the premiere owner and operator of manufactured home ("MH") and recreational vehicle ("RV") communities
- Strong cycle-tested record of operating, expanding and acquiring MH and RV communities dating back to

INTERNAL

Contractual Rent Increases

- Weighted average monthly rent has historically increased by 2-4% annually
- 4Q17 weighted average monthly rent increase of 3.6%
- 2018 expected weighted average monthly rent increase of 3.8%

MH Occupancy Gains

- 4Q17 MH occupancy of 94.6%
- 132 communities are 98%+ occupied
- Expect additional 250-300 bps of occupancy gains across MH portfolio to reach 98%

Expansions

- Delivered ~2,100 expansion sites in 2017
- Expected to deliver ~1,350 expansion sites in 2018
- Over 6,500 sites available for expansion post-2018

Transient Conversions

- ~15,900 transient RV sites in portfolio, a portion of which can be converted to annual leases over time
- 962 total conversions in 2017
- Conversions have historically increased revenues by 40-60% for the first full year after conversion

EXTERNAL

Acquisitions

- Historical three year average of ~$150mm in single asset acquisitions
- Purchased 9 operating properties in 2017, adding ~2,700 sites for ~$145mm
- High degree of visibility into acquisition pipeline

Development

- Looking to start on 2-3 greenfield developments per year
- Targeting high single digit IRRs
- Projects underway in California, South Carolina and Colorado

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information.

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SUN’S FAVORABLE REVENUE DRIVERS 7  The average cost to move a home ranges from $4K-$10K, resulting in low move-out of homes  Tenure of homes in our communities is 501 years  Tenure of residents in our communities is approximately 12 1 years Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. 1 Three year average. Resident Move-out Trends 1 (Home stays in community) (Home leaves community) Lost Dutchman – Apache Junction, AZ 6.20% 1.99% Resident Re-sales Resident Move-outs

STRONG SAME COMMUNITY PERFORMANCE

NOI Growth Percentage



5.5%
5.9%
7.7%
9.1%
7.1%
6.9%
7.0% 2012-2017 AVERAGE
7.0% - 7.5%
YE 2012
YE 2013
YE 2014
YE 2015
YE 2016
YE 2017
2018E

- Positive NOI growth for **18 consecutive** years
- Low-annual resident turnover results in stability of income and occupancy

Manufactured Home Weighted Average Monthly Rent per Site



$437
$445
$461
$481
$498
$518
4.0% CAGR
YE 2012
YE 2013
YE 2014
YE 2015
YE 2016
YE 2017

- Strong and consistent rental rate growth creates a stable revenue stream that is recession-resistant

Occupancy Percentage



86.7%
88.9%
93.2%
95.9%
96.6%
97.3%
10.6% INCREASE
YE 2012
YE 2013
YE 2014
YE 2015
YE 2016
YE 2017

- Occupancy gains are a function of Sun's integrated platform, which includes: leasing, sales, and financing

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31st for the respective year for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix.
Note: Same community pool of assets changes annually. Same community pools included 136 communities in 2012, 231 communities in 2017 and includes 336 communities in 2018.

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CONSISTENT AND CYCLE TESTED INTERNAL GROWTH 9 Source: Citi Investment research, September, 2017. “REIT Industry Average” includes an index of REITs across a variety of asset classes including: self storage; mixed office; regional malls; shopping centers; apartments; student housing; manufactured homes and specialty. Refer to information regarding non-GAAP financial measures of the attached Appendix.  Sun’s average same community NOI growth has exceeded REIT industry average by ~190 bps and the apartment sector’s average by ~170 bps since 2002 Same Community NOI Growth Percentage -10% -8% -6% -4% -2% 0% 2% 4% 6% 8% 10% 1 Q 0 2 2 Q 0 2 3 Q 0 2 4 Q 0 2 1 Q 0 3 2 Q 0 3 3 Q 0 3 4 Q 0 3 1 Q 0 4 2 Q 0 4 3 Q 0 4 4 Q 0 4 1 Q 0 5 2 Q 0 5 3 Q 0 5 4 Q 0 5 1 Q 0 6 2 Q 0 6 3 Q 0 6 4 Q 0 6 1 Q 0 7 2 Q 0 7 3 Q 0 7 4 Q 0 7 1 Q 0 8 2 Q 0 8 2 Q 0 9 3 Q 0 9 4 Q 0 9 1 Q 1 0 2 Q 1 0 3 Q 1 0 4 Q 1 0 1 Q 1 1 2 Q 1 1 3 Q 1 1 4 Q 1 1 1 Q 1 2 2 Q 1 2 3 Q 1 2 4 Q 1 2 1 Q 1 3 2 Q 1 3 3 Q 1 3 4 Q 1 3 1 Q 1 4 2 Q 1 4 3 Q 1 4 4 Q 1 4 1 Q 1 5 2 Q 1 5 3 Q 1 5 4 Q 1 5 1 Q 1 6 2 Q 1 6 3 Q 1 6 4 Q 1 6 1 Q 1 7 2 Q 1 7 3 Q 1 7 Sun Communities, Inc. Apartments Sun's Average (4.4%) Apartment Average (2.7%) REIT Industry Average (2.5%) 4.4% 2.5% 2.7%

10 MANUFACTURED HOUSING VS. MULTIFAMILY  Sun’s manufactured homes provide nearly 15% more space at over 30% less cost per square foot Sun’s Manufactured Homes VS. RENT    $917 1 per month Multifamily Housing $1,150 2 per month SQUARE FOOTAGE PRICE 1,250 1 sq. ft. 1,100 2 sq. ft. $0.73 per sq. ft. $1.05 per sq. ft. 1 Source: Company information. 2 Source: The RentPath Network. Represents average rent for a 2 bedroom apartment in major metropolitan areas Sun operates in adjusted for inflation as of December, 2017.

Source: Manufactured Housing Institute, Quick Facts: “Trends and Information About the Manufactured Housing Industry, 2017.” 1 Historical average from SUI community applications. 11 MANUFACTURED HOUSING VS. SINGLE FAMILY Single Family Homes Manufactured Homes  Average cost of Single Family is $286,814 or roughly 8 years median income  Average cost of a new Manufactured Home is $70,600 or roughly 2 years median income  Sun’s communities offer affordable options in attractive locations $63,100 $62,800 $60,500 $62,200 $64,000 $65,300 $68,000 $70,600 $203,182 $206,560 $207,950 $223,085 $249,429 $261,172 $276,284 $286,814 $- $50,000 $100,000 $150,000 $200,000 $250,000 $300,000 $350,000 $400,000 Manufactured Homes Single Family Homes Portion of purchase price attributable to land Average Household Income ~$37,500 1 2009 2010 2011 2012 2013 2014 2015 2016

12 GROWTH AND ATTRACTIVE RETURNS EXPANSIONS PROVIDE STRONG Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information.  Approximately 2,100 sites were delivered throughout 2017  At the start of 2018, inventory of ~7,900 zoned and entitled sites available for expansion at ~60 properties in 16 states and Ontario, Canada  A 100-site expansion at a $35,000 cost per site, is expected to lease up between 12-24 months, results in a 5-year unlevered IRR of 12% - 14%  Expansion in communities with strong demand evidenced by occupancies >96% and continued strong demand Ocean Breeze – Jensen Beach, FL

13 SUPPORTED BY RENTAL PROGRAM EXPANSION OPPORTUNITIES Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information. 1 Operating expenses include repairs and refurbishment, taxes and insurance, marketing, and commissions.  Sun’s rental program is a key onboarding and conversion tool for our communities Rental Program All-in 5-Year Unlevered IRR  $42,000 initial investment in new home  Weighted average monthly rental rate ~$900 x 12 = $10,800 (3% annual increases)  Monthly operating expenses1 +1 month vacancy factor $275 x 12 = $3,300 (3% annual increases)  End of 5-year period sell the home and recoup 90% of original invoice price  All-in 5-year unlevered IRR in the high teens RENTAL: EAST VILLAGE ESTATES – WASHINGTON, MI RENTAL: CIDER MILL CROSSING – FENTON, MI Vallecito – Newbury Park, CA

2013 EXTRACTING VALUE FROM STRATEGIC ACQUISITIONS 14  Since May 2011, Sun has acquired communities valued in excess of $4.5 billion, increasing its number of sites and communities by ~180% 1 2011 159 communities 54,811 sites 173 communities 63,697 sites 188 communities 69,789 sites 217 communities 79,554 sites 231 communities 88,612 sites 341 communities 117,376 sites Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31st for the respective year. 1 Includes 30 community dispositions realized in 2014 and 2015. 2012 2014 2015 2016 350 communities 121,892 sites 2017 Year-end Communities and Sites HOME SALES & RENTAL PROGRAM CALL CENTER & DIGITAL MARKETING OUTREACH SKILLED EXPENSE MANAGEMENT REPOSITIONING WITH ADDIT’L CAPEX ADDING VALUE WITH EXPANSIONS INCREASING MARKET RENT PROFESSIONAL OPERATIONAL MANAGEMENT

CASE STUDY – DEERWOOD MH COMMUNITY IN ORLANDO, FL 15 Deerwood | Orlando, FL All-age MH community acquired in 2015 as part of $1.3bn Green Courte transaction Purchase price: $43.5mm Additional investment: $1.5mm • Repaved roads • Installed new street lights and road signs • Remodeled sales office • Renovated clubhouse and 2 pools • Built new multi-sport court • Enhanced landscaping • Added playground Increased occupancy from 92.4% to 98.1% Increased NOI from $1.9mm to $3.1mm $2.6mm $3.6mm $3.9mm 2015 2016 2017 $1.9mm $2.8mm $3.1mm 2015 2016 2017 Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information. Refer to information regarding non-GAAP financial measures in the attached Appendix. Note: Increases calculated using actual results without rounding. 92.4% 94.6% 98.1% 2015 2016 2017 MH Occupancy Revenue NOI Value created through application of Sun’s proactive management systems and processes to accelerate occupancy and achieve outsized NOI growth

STRATEGIC BALANCE SHEET

- Balance sheet supports growth strategy
- Sun's annual mortgage maturities average 3.5% from 2018 - 2022

Net Debt / EBITDA[1]



Reduced leverage by 3.4x turns since 2011
9.7x
8.4x
7.2x
7.3x
6.6x
7.5x
6.3x
2011
2012
2013
2014
2015
2016
2017

Net Debt / TEV[2]



~33% reduction since 2011
61.5%
50.4%
45.8%
34.8%
34.0%
33.8%
28.2%
2011
2012
2013
2014
2015
2016
2017

Mortgage Debt Outstanding

principal amounts in thousands

	Year Ended December 31, 2017	
	Principal Outstanding[3]	WA Interest Rates
CMBS	$410,747	5.10%
Fannie Mae	$1,026,014	4.39%
Life Companies	$1,044,246	3.93%
Freddie Mac	$386,349	3.86%
Total	**$2,867,356**	**4.25%**

Mortgage Debt 5-Year Maturity Ladder

amounts in thousands



CMBS
Fannie Mae
Freddie Mac
Life Companies
$26,186
$64,314
$58,078
$270,680
$82,544
2018
2019
2020
2021
2022

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information.
1 The debt ratios are calculated using trailing 12 months recurring EBITDA for the period ended December 31, 2017. Refer to information regarding non-GAAP financial measures in the attached Appendix.
2 Total Enterprise Value includes common shares outstanding (per Supplemental), OP Units and Preferred OP Units, as converted, outstanding at the end of each respective period.
3 Includes premium / discount on debt and financing costs.

SUN COMMUNITIES, INC.

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APPENDIX RIVERSIDE CLUB GOLF & MARINA – RUSKIN, FL

(5.0%) 0.0% 5.0% 10.0% 15.0% 20.0% 25.0% 30.0% 21.8% 5.1% 24.9% (20.0%) (10.0%) 0.0% 10.0% 20.0% 30.0% 40.0% 50.0% 60.0% 70.0% 80.0% 70.4% 38.3% 17.0% STRATEGY-DRIVEN OUTPERFORMANCE 18  Sun has significantly outperformed major REIT and broader market indices over the last ten years Source: S&P Global as of December 31, 2017. 3 - year Total Return Sun Communities, Inc. (SUI) MSCI US REIT (RMS) S&P 500 1 - year Total Return 0.0% 20.0% 40.0% 60.0% 80.0% 100.0% 120.0% 140.0% 160.0% 180.0% 200.0% 187.0% 108.1% 56.3% (100.0%) 0.0% 100.0% 200.0% 300.0% 400.0% 500.0% 600.0% 700.0% 800.0% 900.0% 857.6% 126.0% 105.1% 5 - year Total Return 10 - year Total Return

$90 $110 $130 $150 $170 $190 $210 $230 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 Sun Communities Manufactured Housing Apartment Industrial Mall Office Strip Mall Self-storage $207 $147 $138 $134 $128 CONSISTENT NOI GROWTH 19  Manufactured housing is one of the most recession-resistant sectors of the housing and commercial real estate sectors and has consistently outperformed multifamily in same community NOI growth since 2000 NOI Growth Source: Citi Investment research, September, 2017. Refer to information regarding non-GAAP financial measures in this Appendix. $223 $211 $154

NON-GAAP TERMS DEFINED 20 Investors in and analysts following the real estate industry utilize funds from operations (―FFO‖), net operating income (―NOI‖), and recurring earnings before interest, tax, depreciation and amortization (―Recurring EBITDA‖) as supplemental performance measures. We believe FFO, NOI, and Recurring EBITDA are appropriate measures given their wide use by and relevance to investors and analysts. FFO, reflecting the assumption that real estate values rise or fall with market conditions, principally adjusts for the effects of GAAP depreciation/amortization of real estate assets. NOI provides a measure of rental operations and does not factor in depreciation/amortization and non-property specific expenses such as general and administrative expenses. Recurring EBITDA, a metric calculated as EBITDA exclusive of certain nonrecurring items, provides a further tool to evaluate ability to incur and service debt and to fund dividends and other cash needs. Additionally, FFO, NOI, and Recurring EBITDA are commonly used in various ratios, pricing multiples/yields and returns and valuation calculations used to measure financial position, performance and value. FFO is defined by the National Association of Real Estate Investment Trusts (―NAREIT‖) as net income (loss) computed in accordance with GAAP, excluding gains or losses from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. The Company considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates). FFO provides a performance measure that, when compared period over period, reflects the impact to operations from trends in occupancy rates, rental rates, and operating costs, providing perspective not readily apparent from net income (loss). Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company’s interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company. The Company also uses FFO excluding certain gain and loss items that management considers unrelated to the operational and financial performance of our core business (―Core FFO‖). We believe that this provides investors with another financial measure of our operating performance that is more comparable when evaluating period over period results. Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT’s ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure that, when combined with measures computed in accordance with GAAP such as net income (loss), cash flow from operating activities, investing activities and financing activities, provide investors with an indication of our ability to service debt and to fund acquisitions and other expenditures. Other REITs may use different methods for calculating FFO, accordingly, our FFO may not be comparable to other REITs. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Because of the inclusion of items such as interest, depreciation, and amortization, the use of net income (loss) as a performance measure is limited as these items may not accurately reflect the actual change in market value of a property, in the case of depreciation and in the case of interest, may not necessarily be linked to the operating performance of a real estate asset, as it is often incurred at a parent company level and not at a property level. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization interest expense and non-property specific expenses such as general and administrative expenses, all of which are significant costs, therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall. EBITDA is defined as NOI plus other income, plus (minus) equity earnings (loss) from affiliates, minus general and administrative expenses. EBITDA includes EBITDA from discontinued operations. The Company believes that net income (loss) is the most directly comparable GAAP measurement to EBITDA.

NET INCOME / (LOSS) TO FFO RECONCILIATION

(amounts in thousands except per share data)

	Three Months Ended December 31,		Year Ended December 31,		
	2017	2016	2017	2016	2015
Net income / (loss) attributable to Sun Communities, Inc. common stockholders	$ 7,438	$ (1,600)	$ 65,021	$ 17,369	$ 137,325
Adjustments:					
Depreciation and amortization	72,068	62,351	262,211	221,576	178,048
Amounts attributable to noncontrolling interests	825	(296)	4,535	(41)	9,644
Preferred return to preferred OP units	570	604	2,320	2,462	2,612
Preferred distribution to Series A-4 preferred stock	441	-	2,107	-	-
Gain on disposition of properties, net	-	-	-	-	(125,376)
Gain on disposition of assets, net	(4,733)	(3,487)	(16,075)	(15,713)	(10,125)
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities	$ 76,609	$ 57,572	$ 320,119	$ 225,653	$ 192,128
Adjustments:					
Transaction costs	2,811	4,023	9,801	31,914	17,803
Other acquisition related costs	98	1,861	2,810	3,328	-
Income from affiliate transactions	-	-	-	(500)	(7,500)
Catastrophic weather related charges, net	228	1,172	8,352	1,172	-
Loss of earnings - catastrophic weather related	292	-	292	-	-
Preferred stock redemption costs	-	-	-	-	4,328
Loss on extinguishment of debt	5,260	1,127	6,019	1,127	2,800
Other (income) / expense, net	(3,642)	4,676	(8,982)	4,676	-
Debt premium write-off	(905)	(839)	(1,343)	(839)	-
Ground lease intangible write-off	898	-	898	-	-
Deferred tax expense / (benefit)	163	(400)	(582)	(400)	1,000
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities excluding certain items	$ 81,812	$ 69,192	$ 337,384	$ 266,131	$ 210,559
Weighted average common shares outstanding - basic	78,633	72,277	76,084	65,856	53,686
Weighted average common shares outstanding - fully diluted	83,262	76,454	80,996	70,165	57,979
FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per share - fully diluted	$ 0.92	$ 0.75	$ 3.95	$ 3.22	$ 3.31
Core FFO attributable to Sun Communities, Inc. common stockholders and dilutive convertible securities per share excluding certain items - fully diluted	$ 0.98	$ 0.91	$ 4.17	$ 3.79	$ 3.63

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information.

21

NET INCOME / (LOSS) TO NOI RECONCILIATION

(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,		
	2017	2016	2017	2016	2015
Net income / (loss) attributable to Sun Communities, Inc., common stockholders	$ 7,438	$ (1,600)	$ 65,021	$ 17,369	$ 137,325
Other revenues	(6,287)	(5,691)	(24,874)	(21,150)	(18,157)
Home selling expenses	3,066	2,504	12,457	9,744	7,476
General and administrative	18,523	17,177	74,711	64,087	47,455
Transaction costs	2,811	4,023	9,801	31,914	17,803
Depreciation and amortization	71,817	62,205	261,536	221,770	177,637
Loss on extinguishment of debt	5,260	1,127	6,019	1,127	2,800
Interest expense	32,116	31,430	130,242	122,315	110,878
Catastrophic weather related charges, net	228	1,172	8,352	1,172	-
Other (income) / expense, net	(3,642)	4,676	(8,982)	4,676	-
Gain on disposition of properties, net	-	-	-	-	(125,376)
Current tax expense	313	116	446	683	158
Deferred tax expense / (benefit)	163	(400)	(582)	(400)	1,000
Income from affiliate transactions	-	-	-	(500)	(7,500)
Preferred return to preferred OP units	1,099	1,213	4,581	5,006	4,973
Amounts attributable to noncontrolling interests	876	(310)	5,055	150	10,054
Preferred stock distributions	929	2,198	7,162	8,946	13,793
Preferred stock redemption costs	-	-	-	-	4,328
NOI/ Gross Profit	$ 134,710	$ 119,840	$ 550,945	$ 466,909	$ 384,647

	Three Months Ended December 31,		Year Ended December 31,		
	2017	2016	2017	2016	2015
Real Property NOI	$ 118,067	$ 107,256	$ 479,662	$ 403,337	$ 335,567
Rental Program NOI	23,623	20,863	92,382	85,086	83,232
Home Sales NOI / Gross Profit	8,974	6,903	32,294	30,087	20,787
Ancillary NOI / Gross Profit	73	254	10,440	9,999	7,013
Site rent from Rental Program (included in Real Property NOI)	(16,027)	(15,436)	(63,833)	(61,600)	(61,952)
NOI / Gross Profit	$ 134,710	$ 119,840	$ 550,945	$ 466,909	$ 384,647

SUN COMMUNITIES, INC.

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information.

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NET INCOME / (LOSS) TO RECURRING EBITDA RECONCILIATION

(amounts in thousands)

	Three Months Ended December 31,		Year Ended December 31,		
	2017	2016	2017	2016	2015
Net income / (loss) attributable to Sun Communities, Inc., common stockholders	$ 7,438	$ (1,600)	$ 65,021	$ 17,369	$ 137,325
Interest	32,116	31,430	130,242	122,315	110,878
Depreciation and amortization	71,817	62,205	261,536	221,770	177,637
Loss on extinguishment of debt	5,260	1,127	6,019	1,127	2,800
Transaction costs	2,811	4,023	9,801	31,914	17,803
Catastrophic weather related charges, net	228	1,172	8,352	1,172	-
Other (income) / expense, net	(3,642)	4,676	(8,982)	4,676	-
Gains on disposition of properties, net	-	-	-	-	(125,376)
Current tax expense	313	116	446	683	158
Deferred tax expense / (benefit)	163	(400)	(582)	(400)	1,000
Income from affiliate transactions	-	-	-	(500)	(7,500)
Preferred return to preferred OP units	1,099	1,213	4,581	5,006	4,973
Amounts attributable to noncontrolling interests	876	(310)	5,055	150	10,054
Preferred stock distributions	929	2,198	7,162	8,946	13,793
Preferred stock redemption costs	-	-	-	-	4,328
Recurring EBITDA	$ 119,408	$ 105,850	$ 488,651	$ 414,228	$ 347,873

Source: Company information. Refer to Sun Communities, Inc. Form 10-K and Supplemental for the year ended December 31, 2017 for additional information.

SUN COMMUNITIES, INC.
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